Exhibit 10.27b

                                 FIRST AMENDMENT
                                     TO THE
                            UIL HOLDINGS CORPORATION
                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM

1. Effective as of January 24, 2005, Section VI C. of the Program is amended as follows to increase up to 200% from 150% the maximum payout for achievement of Performance Goals at the maximum level or higher with respect to awards made in 2005 and thereafter:

     C. Each Goal will have associated with it a range of performance as shall be approved by the Committee. The range of performance will be used to determine the percent of the Participant's Target Incentive Award earned for each Goal, known as the Percent of the Participant's Target Incentive Award Earned.

          A Threshold, Target and Maximum Level of Performance for each Goal shall be established by the Committee. For performance below the Threshold or minimum level, the Incentive Award shall be zero unless, in the sole discretion of the Committee, extenuating factors exist which would dictate otherwise.

          The Percent of the Participant's Target Incentive Award Earned for each Goal shall be established based on the Level of Performance achieved for that Goal.

          The relationship of the range of performance to the percent of the Target Incentive Award Earned is as follows:

                                                      Percent of Target
           Range of Performance                    Incentive Award Earned
           --------------------                    ----------------------

           Less than Threshold                              None
           Threshold                                  no less than 50%
           Target                                           100%
           Maximum or higher                             up to 200%

All other provisions of the Program shall remain in effect.


                                       UIL HOLDINGS CORPORATION
                                       Dated: January 24, 2005


                                     By      /s/ Nathaniel D. Woodson
                                       ------------------------------------
                                                Nathaniel D. Woodson,
                                          UIL Chairman, President and CEO